UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2023

CHINA PHARMA HOLDINGS, INC.

(Exact name of Registrant as specified in charter)

Nevada	001-34471	73-1564807
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

Second Floor, No. 17, Jinpan Road

Haikou, Hainan Province, China 570216

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +86 898-6681-1730 (China)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CPHI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 17, 2023, China Pharma Holdings, Inc. (the “Company”) held its annual stockholders’ meeting for the fiscal year ended December 31, 2022 (the “Annual Meeting”). Holders of 17,225,997 shares of the Company’s common stock were present in person or by proxy at the Annual Meeting, representing 54% of the total outstanding shares of common stock and therefore constituting a quorum of more than one-third of the shares outstanding and entitled to vote at the Annual Meeting as of the record date.

The final voting results for the matters submitted to a vote of stockholders at the meeting are as follows.

1.	A proposal to elect three independent director nominees to our Board of Directors:

Independent Director’s Name	Votes For	Votes Withheld
Gene Michael Bennett	17,174,742	51,255
Yingwen Zhang	17,165,245	60,752
Baowen Dong	17,165,232	60,765

Pursuant to the foregoing votes, Gene Michael Bennett, Yingwen Zhang and Baowen Dong were elected to serve as our independent directors until the next annual meeting and until their successors are elected and qualified.

2.	A proposal to adopt the Amendment No.1 to the Company’s Amended and Restated 2010 Long-Term Incentive Plan:

Votes For	Votes Against	Abstentions
17,073,265	147,382	5,350

Pursuant to the foregoing votes, the Amendment No.1 to the Company’s Amended and Restated 2010 Long-Term Incentive Plan was approved and adopted.

3.	A proposal to amend the Company’s Articles of Incorporation to effect a reverse stock split at a ratio of up to 1:10, such that every holder of common stock, par value $0.001 per share, of the Company, shall receive one share of Common Stock for up to every ten shares of Common Stock held:

Votes For	Votes Against	Abstentions
17,060,203	165,541	253

Pursuant to the foregoing votes, an amendment to the Company’s Articles of Incorporation to effect a reverse stock split at a ratio of up to 1:10, such that every holder of common stock, par value $0.001 per share, of the Company, shall receive one share of Common Stock for up to every ten shares of Common Stock held was approved and adopted. Despite of the foregoing, the Board of the Directors has the discretion to decide if and when to effect the reverse stock split.

Item 8.01. Other Events.

On December 15, 2023, the Company received a notification from the NYSE American (the “Exchange”) stating that the Company is back in compliance with the NYSE American continued listing standards. Specifically, the Company has resolved the continued listing deficiency with respect to Sections 1003(a)(ii) and (iii) of the NYSE American Company Guide (the “Company Guide”) referenced in the Exchange’s letter dated June 15, 2022 and December 1, 2022, each of which has been disclosed by the Company in the Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 22, 2022 (Initial Equity Notification) and December 2, 2022 (Second Equity Notification).

The Company will be subject to NYSE Regulation’s normal continued listing monitoring. However, if the Company is again determined to be below any of the continued listing standards within 12 months from December 15, 2023, the Exchange will examine the relationship between the two incidents of noncompliance and re-evaluate the Company’s method of financial recovery from the first incident. NYSE Regulation will then take the appropriate action, which, depending on the circumstances, may include truncating the compliance procedures described Section 1009 of the Company Guide or immediately initiating delisting proceedings.

Lastly, the below compliance (“.BC”) indicator will remain on the Company’s ticker as the Company continues to be below compliance with Section 1003(f)(v) of the Company Guide. Specifically, the Company remains subject to the conditions set forth in the letter from the Exchange dated September 27, 2023 for selling the Company’s securities for a low price per share for a substantial period of time, which the Company has disclosed in the Current Report on Form 8-K filed with the SEC on October 3, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2023

CHINA PHARMA HOLDINGS, INC.

By:	/s/ Zhilin Li
	Name:	Zhilin Li
	Title:	President and Chief Executive Officer